Exhibit 4.4

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN “ACCREDITED INVESTOR’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EITHER OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS $908.28 PER $1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $92.72 PER $1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE ISSUE DATE OF THIS NOTE IS DECEMBER 21, 2005; AND THE YIELD TO MATURITY IS 12.75% PER ANNUM COMPOUNDED SEMI-ANNUALLY.

CUSIP 84649P AD 7

SPANSION LLC

No. 1	$175,000,000

12.75% SENIOR SUBORDINATED NOTE DUE 2016

SPANSION LLC, a Delaware limited liability company, as issuer (the “Issuer”), for value received, promises to ADVANCED MICRO DEVICES, INC. or registered assigns the principal sum of $175,000,000 on April 15, 2016.

Interest Payment Dates: April 15 and October 15 of each year, beginning April 15, 2006

Record Dates: April 1 and October 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

SPANSION LLC, as Issuer

By:
Name:
Title:

Certificate of Authentication

This is one of the 12.75% Senior Subordinated Notes Due 2016 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

SPANSION LLC

12.75% SENIOR SUBORDINATED NOTE DUE 2016

1. Interest. SPANSION LLC, a Delaware limited liability company, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 12.75% per annum. Interest hereon will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or, if no interest has been paid, from and including December 21, 2005 to but excluding the date on which interest is paid. Interest shall be payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2006.1 Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debt, provided that if a Holder of at least $1,000,000 aggregate principal amount of Notes has given transfer instructions to the Issuer no later than 15 days immediately preceding the relevant due date for payment (or such date as the Trustee may accept in its discretion), the Issuer will pay, or cause to be paid by the Paying Agent, all principal and interest on the Holder’s Notes in accordance with those instructions. other payments on the Notes will be made by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer may act as Paying Agent or Registrar.

4. Indenture; Subordination. The Issuer issued the Notes under an Indenture dated as of December 21, 2005 (the “Indenture”), among the Issuer, Spansion Inc., a Delaware corporation, as guarantor, Spansion Technology Inc., a

[1]	With respect to Additional Notes, Interest will accrue from and including the most recent date to which interest has been paid if no interest has been paid, from and including the date such Additional Notes are issued.

Delaware corporation, as guarantor, the other guarantors party hereto, and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Each Holder of a Note agrees to and shall be bound by such provisions. Capitalized and certain other terms herein and not otherwise defined have the meanings set forth in the Indenture.

This Note is subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt).

5. Optional Redemption. (a) Except as set forth in (b) and (c) below, the Notes will not be redeemable at the option of the Issuer prior to January 15, 2011. Starting on that date, the Issuer may redeem all or any portion of the Notes, at any time or from time to time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices for Notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2011	106.375%
2012	104.250%
2013	102.125%
2014 and thereafter	100%

(b) At any time or from time to time prior to January 15, 2011, the Issuer may redeem all or any portion of the Notes, after giving the notice required under the Indenture, at a redemption price equal to the sum of:

(i) 100% of the principal amount of Notes to be redeemed; and

(ii) the excess of

(A) the sum of the present values of (i) the redemption price of the Notes to be redeemed at January 15, 2011 (as set forth in paragraph 5(a) hereto), and (ii) the remaining scheduled payments of interest from the redemption date to January 15, 2011, but excluding accrued and unpaid interest to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, over

(B) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) At any time and from time to time, prior to January 15, 2009, the Issuer may redeem up to a maximum of 35% of aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

(d) The Trustee will select Notes called for redemption pursuant to this paragraph 5 on a pro rata basis as set forth in the Indenture; provided that no Notes of $1,000 or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called redemption pursuant to this paragraph 5 become due on the date fixed for redemption. On and after the redemption interest stops accruing on Notes or portions of them called for redemption as, and to the extent, provided in Section 3.05 of the Indenture.

6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of principal amount thereof to be redeemed.

7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

9. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

11. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee (if a party thereto) may, without the consent of Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Issuer of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of all Holders of the particular Notes to be affected.

12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Issuer from any Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens or consolidate or merge or sell all substantially all of the assets of the Issuer and its Restricted Subsidiaries and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13. Successor Obligor. When a successor assumes all the obligations of its predecessor under the Notes and Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor will, except as provided in Article Five, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(vii) or 6.01(viii) of the Indenture with respect to the Issuer, Parent or Intermediate Holdco) occurs and is continuing, the Trustee or the registered Holders of not less than 25% of the principal amount of the then outstanding, may, and the Trustee at the written request of such Holders shall, declare due and payable, if not already and payable, the principal of and any accrued and unpaid interest on all of the Notes by notice in writing to the Issuer, Parent or Intermediate Holdco and Trustee specifying the applicable Event of Default and that it is a “notice of acceleration”, and the same shall become due and payable on the terms set forth in the Indenture. If an Event of Default specified in Section 6.01(vii) and 6.01(viii) of the Indenture occurs with respect to the Issuer, Parent or Intermediate Holdco then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal of, or interest on, the Notes) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. No Recourse Against Others. No past, present or future director, officer, employee, member or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

17. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on Notes to maturity or redemption, as the case may be.

18. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of the Note.

19. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee and the Issuer agree to submit to the jurisdiction of the courts of the State of New York action or proceeding arising out of or relating to the Indenture or the Notes.

20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be to:

Spansion LLC

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Fax: (408) 774-7443

Telephone: (408) 749-4000

Att: Legal Department

With a copy to:

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

Fax: (415) 395-8095

Telephone: (415) 391-0600

Att: Tad J. Freese, Esq.

ASSIGNMENT FORM

I or we assign and transfer this Note to:

_______________________________________________________________________________________________________________________
(Insert assignee’s social security or tax I.D. number)

_______________________________________________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint: ___________________________________________________________________________________

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES

IN THE PRINCIPAL AMOUNT OF THIS GLOBAL NOTE

The following increases or decreases in the principal amount of this Global Note have been made:

Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

☐    Section 4.08                    ☐    Section 4.12

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.